As filed with the Securities and Exchange Commission on August 16, 2019

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 BRAINSTORM CELL THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

20-7273918
(I.R.S. Employer Identification No.)

1325 Avenue of Americas, 28th Floor
New York, NY 10019
(201) 488-0460

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

 Chaim Lebovits

President and Chief Executive Officer

c/o Brainstorm Cell Therapeutics Inc.

1325 Avenue of Americas, 28th Floor

New York, NY 10019

(201) 488-0460

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas B. Rosedale, Esq.

BRL Law Group LLC

425 Boylston Street, 3rd Floor

Boston, MA 02116

(617) 399-6931 (telephone number)

(617) 399-6930 (facsimile number)

As soon as practicable after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

 CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.00005 par value per Share (1)	842,000	$3.59	(2)	$3,022,780.00	$366.36

(1)	Pursuant to Rule 416 under the Securities Act, this registration statement also covers such indeterminate number of additional shares of Common Stock as may be issuable with respect to the shares being registered hereunder as a result of any stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the Common Stock on the Nasdaq Capital Market on August 15, 2019 in accordance with Rule 457(c) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, Dated August 16, 2019

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

BRAINSTORM CELL THERAPEUTICS INC.

842,000 Shares of Common Stock

This prospectus relates to the resale by certain Brainstorm Cell Therapeutics Inc. (the “Company”) stockholders and warrantholders, which are referred to as “Selling Securityholders” of up to 842,000 shares of common stock that are issuable on exercise of the warrants that were acquired pursuant to a warrant exercise agreement (the “New Warrants”).

The Company will not receive any proceeds from the sale of these securities, although the Company will receive the exercise price for any warrants that are exercised. The Company is registering securities for resale by the Selling Securityholders, but that does not necessarily mean that they will sell any of the securities. Any securities sold by the Selling Securityholders will be offered at market or privately negotiated prices.

The exercise price of the New Warrants is $7.00 per share. The New Warrants are exercisable starting February 3, 2020 and expire on December 31, 2021. Holders of the warrants may purchase one share of common stock for each warrant exercised. The exercise price and number of shares of common stock issuable upon exercise of the warrants is subject to further adjustment in certain circumstances.

The Company’s common stock is traded on the Nasdaq Capital Market under the symbol “BCLI”. On August 15, 2019, the last reported sales price for Company common stock was $3.58 per share.

Investing in Company common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 4 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is _______________, 2019.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in this document or to which the Company has referred you. The Company has not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information contained in this document may only be accurate on the date of this document.

As used herein, “we,” “us,” “our” or the “Company” refers to Brainstorm Cell Therapeutics Inc. and all of its consolidated subsidiaries.

PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in Company common stock. You should read the entire prospectus carefully, especially the risks of investing in Company common stock discussed under “Risk Factors.”

Overview

Company Overview

•	Brainstorm Cell Therapeutics Inc. is a leading biotechnology company committed to the development and commercialization of best-in-class autologous cellular therapies for the treatment of neurodegenerative diseases including: Amyotrophic Lateral Sclerosis (“ALS”, also known as Lou Gehrig’s disease); Progressive Multiple Sclerosis (“PMS”); and Parkinson’s disease (“PD”).

•	NurOwn® leverages innovative and proprietary cell culture methods to induce autologous bone marrow-derived mesenchymal stem cells (MSCs) to secrete high levels of neurotrophic factors (NTFs), modulate neuroinflammatory and neurodegenerative disease processes, promote neuronal survival and improve neurological function.

•	NurOwn® is currently being evaluated in Phase 3 ALS and Phase 2 PMS clinical trials. Both clinical trials are actively enrolling participants in the U.S. and are expected to generate top-line data in the second half of 2020.

•	The Company’s wholly-owned Israeli subsidiary, Brainstorm Cell Therapeutics Ltd. (“Israeli Subsidiary”), holds exclusive rights to commercialize NurOwn® technology through a licensing agreement with Ramot, the technology transfer company of Tel Aviv University, Israel.

•	The Israeli Subsidiary was granted approval by the Israeli Ministry of Health (“MOH”) to treat ALS patient access with NurOwn® under the Hospital Exemption Pathway (“HE”).

•	NurOwn® has a strong and comprehensive intellectual property portfolio.

•	NurOwn® was granted Fast Track designation by the U.S. Food and Drug Administration (FDA) and Orphan Drug status by the FDA and the European Medicines Agency (EMA) for ALS.

•	Brainstorm Cell Therapeutics Inc. currently employs 32 employees in the United States and in Israel. Brainstorm’s R&D center is in Petach Tikva, Israel.

Recent Highlights

•	The Company has made significant progress in the past 12 months advancing the NurOwn® ALS Phase 3 clinical trial at all 6 U.S. investigative sites (Mass General Hospital, UMass, Mayo Clinic, CPMC, Cedars Sinai and UC Irvine). Over 75% of the participants in this randomized, double-blind, placebo-controlled, repeat-dose clinical trial has been enrolled. This clinical trial builds upon promising efficacy seen in 3 prior early-stage ALS clinical trials, including a U.S. randomized placebo-controlled Phase 2 trial. The Company expects to complete NurOwn® ALS Phase 3 study enrollment by the end of the third quarter of 2019 and the trial is expected to generate data to support the FDA BLA filing of NurOwn® in ALS in the second half of 2020.

•	The Company was granted FDA approval in December 2018 for the IND Application of NurOwn® in Progressive Multiple Sclerosis (PMS) (www.clinicalTrials.gov Identifier NCT03799718). The study entitled ‘A Phase 2, open-label, multicenter study to evaluate the safety and efficacy of repeated administration of NurOwn® (Autologous Mesenchymal Stem Cells Secreting Neurotrophic Factors; MSC-NTF cells) in participants with Progressive Multiple Sclerosis (MS)’ will be conducted at 5 leading U.S. MS centers. As of the quarter ending June 30 2019, the first three (3) study participants have been enrolled in the study. Enrollment will proceed through the fourth quarter of 2019 as planned.

•	On April 30, 2019, the Company announced that it has expanded its proprietary cellular technology platform to include NurOwn®-derived exosomes (extracellular vesicles) for potential development across a broad range of CNS (Central Nervous System) disorders.

•	Since May 2019, following the approval by the MOH to support the treatment of 13 ALS patients with NurOwn® under the Israeli Hospital Exemption (HE) regulatory pathway, the Company has enrolled six (6) patients under the HE pathway. Thus far, the Company received approximately $1 million in connection with the treatment for the aforementioned patients.

•	On June 11, 2019, the Company established an at-the-market Common Stock offering program (the “ATM Program”) to sell shares of Common Stock, having an aggregate offering price of up to $20 million. This program provides additional financial flexibility and an alternative mechanism to access the capital markets at an efficient cost as and when the Company needs financing.

•	On August 2, 2019, the Company entered into a Warrant Exercise Agreement which generated gross cash proceeds to the Company of approximately $3.3 million. Terms of the Warrant Exercise Agreement are described under “The Transactions” below.

Corporate Information

The Company is incorporated under the laws of the State of Delaware. The Company’s principal executive offices are located at 1325 Avenue of Americas, 28th Floor, New York, NY 10019, and its telephone number is (201) 488-0460. The Company maintains a website at http://www.brainstorm-cell.com. The information on the Company’s website is not incorporated by reference into this prospectus or any prospectus supplement and should not be considered to be part of this prospectus or any prospectus supplement.

The Transactions

Warrant Exercise Agreement

On August 2, 2019, the Company entered into a Warrant Exercise Agreement (the “Warrant Exercise Agreement”) with certain holders (the “Selling Securityholders”) of warrants (the “2018 Warrants”) to purchase Company common stock, $0.00005 par value per share (“Common Stock”), which 2018 Warrants were originally issued in the Company’s June 6, 2018 private placement. Pursuant to the Warrant Exercise Agreement, the Selling Securityholders agreed to exercise 842,000 shares of Common Stock (the “Exercised Shares”) of their 2018 Warrants, at an amended exercise price of $3.90 per share. The warrant exercises generated gross cash proceeds to the Company of approximately $3.3 million. The Company agreed to issue new warrant shares to the Selling Securityholders to purchase 842,000 shares of Common Stock, at an exercise price of $7.00, with an expiration date of December 31, 2021 (the “New Warrants”). The 2018 Warrants, to the extent not exercised (the “Remaining 2018 Warrant”), were also amended to reduce the exercise price to $7.00 per share and to extend the expiration date to December 31, 2021.

The Selling Securityholders agreed that, subject to limited exceptions, for the 90 days following the date of the Warrant Exercise Agreement, neither the Company nor its subsidiaries will issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock, without the prior written consent of the Selling Securityholders holding a majority of the New Warrant shares. The Company also agreed that during the time the New Warrants are unexercised, the Company will not enter into any agreements with any holder of 2018 Warrants with more favorable terms, without the consent of the Selling Securityholders holding a majority of the warrant shares then exercisable under all outstanding Warrant Exercise Agreements.

The New Warrants have not been registered under the Securities Act of 1933, as amended (the Securities Act), or state securities laws. The issuance of the Exercised Shares and New Warrants is exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act.

Under the Warrant Exercise Agreement, the Company agreed that it would file a resale registration statement for the Common Stock underlying the New Warrants within 30 days following the signing of the Warrant Exercise Agreement. The Company agreed to have the registration statement declared effective within 120 days following the signing of the agreement and to use commercially reasonable efforts to keep the registration statement effective until all securities covered by the registration statement have been sold or may be sold without restriction under Rule 144 under the Securities Act. If the Company does not comply with the registration rights provisions in the Warrant Exercise Agreement, the Selling Securityholders will have the option of cashless exercise of the New Warrants.

The Company is registering the shares of Common Stock underlying the New Warrants in order to fulfill its contractual obligations to the Selling Securityholders contained in the Warrant Exercise Agreement. Registration of the shares of Common Stock covered by this prospectus does not necessarily mean that all or any portion of such shares will be offered for sale by the Selling Securityholders.

Offering by Selling Securityholders

The Company is registering the following securities issued in connection with the transactions as described above under “The Transactions”:

•	For resale by the Selling Securityholders, 842,000 shares of Common Stock issuable upon exercise of the New Warrants that were acquired pursuant to the Warrant Exercise Agreement.

Holders of the warrants may purchase one share of common stock for each warrant exercised. The exercise price and number of shares of Common Stock issuable upon exercise of the warrants are subject to further adjustment in certain circumstances.

The exercise price of the New Warrants is $7.00 per share. The New Warrants are exercisable starting February 3, 2020 and expire on December 31, 2021. There is a possibility that the warrants will never be exercised when in-the-money or otherwise, and that warrant holders will never receive shares or payment of cash in settlement of the warrants.

Common stock outstanding:	22,550,442 shares as of August 7, 2019.

Use of proceeds:	The Company will not receive any of the proceeds from the sale of the securities being registered on behalf of the Selling Securityholders hereunder. The Company will receive the exercise price upon the exercise of any New Warrant. To the extent the Company receives cash upon any exercise of the New Warrants, it expects to use that cash to advance its clinical programs and for working capital and general corporate purposes.

Market Symbol:	The Company’s Common Stock is quoted on the Nasdaq Capital Market under the symbol “BCLI”.

Risk Factors:	Investing in the Company’s securities involves substantial risks. You should carefully review and consider the “Risk Factors” section of this prospectus beginning on page 4 for a discussion of factors to consider before deciding to invest in the Company’s securities.

The Company will bear the expenses of registering these securities. The Selling Securityholders will pay the cost of any brokerage commissions and discounts, and all expenses incurred by them in connection with the resale of the securities. See “Plan of Distribution.”

The Company had 22,550,442 shares of Common Stock outstanding as of August 7, 2019, which includes 842,000 shares issued in connection with the Selling Securityholders’ August 2, 2019 exercises of 2018 Warrants and excludes:

•	1,247,273 shares of Common Stock issuable upon exercise of outstanding stock options, at a weighted average exercise price of $2.8475 per share, under the Company’s equity incentive plans;
•	2,236,423 additional shares of Common Stock reserved for future issuance under the Company’s equity incentive plans; and
•	4,481,534 shares of Common Stock issuable upon exercise of outstanding warrants with exercise prices ranging from $1.005 per share to $9.00 per share.

Except as otherwise indicated herein, all information in this prospectus assumes or gives effect to no exercise of the New Warrants.

RISK FACTORS

Investing in the Company’s securities involves significant risks. Please see the risk factors under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as revised or supplemented by the Company’s Quarterly Reports on Form 10-Q filed with the SEC since the filing of the Company’s most recent Annual Report on Form 10-K, each of which are on file with the SEC and are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information the Company includes or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties the Company has described are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently deems immaterial may also affect the Company’s business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and each prospectus supplement and the documents incorporated herein and therein by reference may contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this prospectus supplement, the accompanying prospectus, any free writing prospectus or the documents incorporated herein or therein by reference, are forward looking statements. The words “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and similar words are intended to identify estimates and forward-looking statements.

Our forward-looking statements are based on our current assumptions and expectations about future events and trends, which affect or may affect our business, strategy, operations, financial performance or prospects.  Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to numerous known and unknown risks and uncertainties and are made in light of information currently available to us. Many important factors may materially and adversely affect the assumptions and expectations described in the forward-looking statements. You should read this prospectus supplement, the accompanying prospectus, any free writing prospectus, and the documents we incorporate by reference herein and therein, completely and with the understanding that our actual future results may be materially different and worse than what we expect.

Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

The following factors, among others, could cause our financial performance to differ materially from that expressed in such forward-looking statements:

•	our need to raise additional capital,
•	our ability to continue as a going concern,
•	regulatory approval of our NurOwn® treatment candidate,
•	the success of our product development programs and research,
•	regulatory and personnel issues,
•	development of a global market for our services,
•	the ability to secure and maintain research institutions to conduct our clinical trials,
•	the ability to generate significant revenue,
•	the ability of our NurOwn® treatment candidate to achieve broad acceptance as a treatment option for Amyotrophic Lateral Sclerosis (“ALS”, also known as Lou Gehrig’s disease) or other neurodegenerative diseases,
•	our ability to manufacture and commercialize our NurOwn® treatment candidate,
•	obtaining patents that provide meaningful protection,
•	competition and market developments,
•	our ability to protect our intellectual property from infringement by third parties,
•	health reform legislation,
•	demand for our services,
•	currency exchange rates,
•	product liability claims and litigation, and
•	other risks and uncertainties detailed from time to time in our SEC filings.

Estimates and forward-looking statements speak only as of the date they were made, and, except to the extent required by law, we undertake no obligation to update or to review any estimate and/or forward-looking statement because of new information, future events or other factors. Estimates and forward-looking statements involve risks and uncertainties and are not guarantees of future performance. As a result of the risks and uncertainties described herein and in our other SEC filings, the results and outcomes set forth in the forward-looking statements discussed in this prospectus supplement, the accompanying prospectus, any free writing prospectus, and the documents incorporated by reference herein and therein, might not occur and our future results and our performance may differ materially from those expressed in these forward-looking statements due to, but not limited to, the factors mentioned above. Because of these uncertainties, you should not place undue reliance on these forward-looking statements when making an investment decision.

USE OF PROCEEDS

We will not receive any proceeds from the resale of common stock by the selling stockholder subject to this prospectus. The Selling Securityholders will receive all of the net proceeds from the sale of any shares under this prospectus. The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax, legal services or any other expenses incurred by the Selling Securityholders in disposing of these shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus.

We may receive gross proceeds of up to $5,894,000 from the exercise of the warrants. We currently intend to use the estimated net proceeds from the sale of these securities to advance our clinical programs and for working capital and general corporate purposes, which may include the following:

•	the research, development and clinical trials for our treatments;

•	pursuing growth initiatives;

•	capital expenditures;

•	working capital; and

•	any other purpose that we may specify in any prospectus supplement.

We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the exercise of the warrants. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities. Our plans to use the estimated net proceeds from the exercise of the warrants may change, and if they do, we will update this information in a prospectus supplement.

SELLING SECURITYHOLDERS

Below is information with respect to the beneficial ownership of our securities by the Selling Securityholders as of August 2, 2019, based on information supplied to us by the Selling Securityholders. When we refer to the “Selling Securityholders” in this prospectus we mean the holders listed below and their pledgees, donees, transferees or other successors in interest. Except as described below, the Selling Securityholders do not have, or have had, any position, office or other material relationship with us or any of our affiliates beyond their investment in, or receipt of, our securities. Beneficial ownership has been determined in accordance with the rules of the SEC, and includes voting or investment power with respect to the securities. Our registration of these securities does not necessarily mean that the Selling Securityholders will sell any or all of the securities covered by this prospectus.

We are registering 842,000 shares of Common Stock underlying the warrants, issued to the Selling Securityholders for resale from time to time by the Selling Securityholders identified in this prospectus.

The information set forth in the following table regarding the beneficial ownership after resale of securities assumes that the Selling Securityholder will purchase the maximum number of shares of Common Stock provided for by the warrants and will sell all of the shares of Common Stock owned by that Selling Securityholder covered by this prospectus. There is no assurance that any of the warrants will be exercised.

	Securities Beneficially Owned Prior to the Offering		Securities Offered Hereby		Securities Beneficially Owned After this Offering			Percentage of Common Stock Owned After this Offering
Name	Common Stock	Warrants	Common Stock	Common Stock underlying Warrants	Common Stock	Warrants
Sabby Healthcare Master Fund, Ltd.	0	1,000,000	—	420,000	375,798	580,000	(1)	4.2%
Sabby Volatility Warrant Master Fund, Ltd.	0	899,999	—	380,000	361,381	519,999	(1)	3.9%
Warberg WF V LP	1	100,000	—	42,000	42,001	58,000		*

* Less than 1%

(1)	Warrants are not exercisable to the extent that Selling Securityholder, together with their affiliates, and any other persons acting as a group together with the Selling Securityholder, would beneficially own in excess of 4.99% (subject to adjustment as set forth in the warrants) of the number of shares of the Common Stock then outstanding.

PLAN OF DISTRIBUTION

Each Selling Securityholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Securityholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Securityholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Securityholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Securityholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Securityholder has informed the Company that they acquired the securities in the ordinary course of business and that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Securityholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the Common Stock by the Selling Securityholders or any other person. We will make copies of this prospectus available to the Selling Securityholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Validity of the securities offered by this prospectus will be passed upon for us by BRL Law Group LLC, Boston, Massachusetts.  As of August 16, 2019, Thomas B. Rosedale, the Managing Member of BRL Law Group LLC, beneficially and of record owns 81,522 shares of our common stock.

EXPERTS

The financial statements, and the related financial statement schedules, incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2018, have been audited by Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports and other information with the SEC. These filings contain important information that does not appear in this prospectus. Our SEC filings are available on the SEC Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, and in the “Financial Reports & Filings” section of our website at www.brainstorm-cell.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus or any prospectus supplement.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. The registration statement contains more information than this prospectus regarding us and our Common Stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC’s Internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission requires us to “incorporate by reference” into this prospectus certain information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate herein by reference is considered to be part of this prospectus and information that we file later with the Securities and Exchange Commission automatically will update and supersede such information. We incorporate herein by reference the documents listed below and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of the securities covered by this prospectus, as amended:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

(2)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019;

(3)	Our Current Reports on Form 8-K filed on May 13, 2019, June 11, 2019, July 26, 2019 and August 2, 2019 (but, in each case, excluding information furnished but not filed therein);

(4)	All of our filings pursuant to the Exchange Act after the date of filing the initial registration statement and prior to the effectiveness of the registration statement; and

(5)	The description of our common stock contained in our Registration Statement on Form 8-A filed on September 24, 2014, including any amendments or reports filed for the purpose of updating such description.

You may request, orally or in writing, a copy of these filings (including exhibits to such filings that we have specifically incorporated by reference in such filings), at no cost, by contacting our executive offices at the following address:

Brainstorm Cell Therapeutics Inc.
1325 Avenue of Americas, 28th Floor

New York, NY 10019
Attention: Chief Executive Officer
(201) 488-0460

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement or that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or any other subsequently filed document that is deemed to be incorporated herein by reference modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the various costs and expenses, other than underwriting discounts, payable by us in connection with the sale of the securities being registered. All such costs and expenses shall be borne by us. Except for the SEC registration fee, all the amounts shown are estimates.

Amount to be paid
SEC registration fee	$366
Legal fees and expenses	20,000
Accounting fees and expenses	3,000
Transfer Agent and Registrar fees	2,500
Printing fees and miscellaneous expenses	2,500
Total	$28,366

Item 15.	Indemnification of Directors and Officers

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.

The Certificate of Incorporation and the Bylaws of the Company provide that the Company shall indemnify, to the maximum extent permitted by the Delaware General Corporation Law, each person who is or was a director or officer of the Company. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to the Company and its stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

The Company maintains a policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under some circumstances.

Item 16.	Exhibits and Financial Statement Schedules

Incorporated by Reference Herein
Exhibit Number	Description	Filed (or Furnished) with this Form 10-K	Form	Exhibit & File No.	Date Filed
2.1	Agreement and Plan of Merger, dated as of November 28, 2006, by and between Brainstorm Cell Therapeutics Inc., a Washington corporation, and Brainstorm Cell Therapeutics Inc., a Delaware corporation.		Definitive Schedule 14A	Appendix A File No. 333-61610	November 20, 2006

4.1	Certificate of Incorporation of Brainstorm Cell Therapeutics Inc.		Definitive Schedule 14A	Appendix B File No. 333-61610	November 20, 2006

4.2	Certificate of Amendment of Certificate of Incorporation of Brainstorm Cell Therapeutics Inc. dated September 15, 2014.		Form 8-K	Exhibit 3.1 File No. 000-54365	September 16, 2014

4.3	Certificate of Amendment of Certificate of Incorporation of Brainstorm Cell Therapeutics Inc. dated August 31, 2015.		Form 8-K	Exhibit 3.1 File No. 001-366641	September 4, 2015

4.4	ByLaws of Brainstorm Cell Therapeutics Inc.		Definitive Schedule 14A	Appendix C File No. 333-61610	November 20, 2006

4.5	Amendment No. 1 to ByLaws of Brainstorm Cell Therapeutics Inc., dated as of March 21, 2007.		Form 8-K	Exhibit 3.1 File No. 333-61610	March 27, 2007

4.6	Specimen Certificate of Common Stock of Brainstorm Cell Therapeutics Inc.		Form 8-K	Exhibit 4.1 File No. 000-54365	September 16, 2014

5.1	Opinion of BRL Law Group LLC.	‡

10.1	Form of Warrant		Form 8-K	Exhibit 4.1 File No. 001-36641	August 2, 2019

10.2	Warrant Exercise Agreement		Form 8-K	Exhibit 10.1 File No. 001-36641	August 2, 2019

23.1	Consent of Brightman Almagor & Co., a Firm in the Deloitte Global Network.	‡

23.3	Consent of BRL Law Group LLC (included in Exhibit 5.1).	‡

24.1	Power of Attorney (included on signature page).	‡

‡	Filed herewith.
‡‡	Furnished herewith.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however,  that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 16th day of August, 2019.

BRAINSTORM CELL THERAPEUTICS INC.

By:	/s/ Chaim Lebovits
Chaim Lebovits President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Chaim Lebovits, Uri Yablonka and Eyal Rubin, an each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 of Brainstorm Cell Therapeutics Inc. and any or all amendments (including post-effective amendments) thereto and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chaim Lebovits	President and Chief Executive Officer
Chaim Lebovits	(Principal Executive Officer)	August 16, 2019

/s/ Eyal Rubin	Chief Financial Officer and Treasurer
Eyal Rubin	(Principal Financial and Accounting Officer)	August 8, 2019

Director
Irit Arbel

/s/ June S. Almenoff	Director
June S. Almenoff		August 8, 2019

/s/ Chen Schor	Director
Chen Schor		August 8, 2019

/s/ Anthony Polverino	Director
Anthony Polverino		August 8, 2019

/s/ Malcolm Taub	Director
Malcolm Taub		August 8, 2019

Director
Uri Yablonka